UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2012

CHINA PHARMA HOLDINGS, INC.
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 (Exact name of Registrant as specified in charter)

Delaware	001-34471	73-1564807
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

Second Floor, No. 17, Jinpan Road
Haikou, Hainan Province, China                  570216
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: +86 898-6681-1730 (China)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]           Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[ ]           Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

[ ]           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17CFR240.14d-2(b))

[ ]           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On December 21, 2012, China Pharma Holdings, Inc. (the “Company”) held its 2012 annual shareholders meeting (the “Meeting”). At the Meeting, the following proposals were submitted to a vote of the shareholders of the Company: (i) the approval of the Company’s reincorporation from the State of Delaware to the State of Nevada (“Proposal No. 1”); and (ii) the election of five persons to the Board of Directors of the Company.  Holders of 27,578,111 shares of the Company’s common stock were present in person or by proxy at the Meeting, representing 63.28% of the total outstanding shares of common stock and therefore constituting a quorum of more than one-third of the shares outstanding and entitled to vote at the Meeting as of the record date.

Pursuant to shareholder vote on Proposal No. 1, the shareholders approved the Company’s reincorporation from the State of Delaware to the State of Nevada.  The results of Proposal No. 1 votes were as follows:

For	Against	Abstain	Broker Non-Votes
24,849,336	2,719,980	8,795	n/a

Pursuant to shareholder vote on Proposal No. 2, Ms. Zhilin Li and Ms. Heung Mei Tsui, the two non-independent directors were elected to serve as directors for a three-year term; Messrs. Yingwen Zhang, Baowen Dong and Gene Michael Bennett were elected to serve as independent directors for a one-year term until the next annual shareholders meeting or until their successors are duly elected or appointed.  The results were as follows:

Director Nominee	For	Against	Withheld	Broker Non-Votes
Zhilin Li Heung Mei Tsui Yingwen Zhang	27,402,857 27,402,857 27,276,220	0 0 0	175,254 175,254 301,891	n/a n/a n/a
Baowen Dong	27,275,720	0	302,391	n/a
Gene Michael Bennett	27,166,794	0	411,317	n/a

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 26, 2012

CHINA PHARMA HOLDINGS, INC.

By:	/s/ Zhilin Li
Zhilin Li,
President and Chief Executive Officer